                          REGISTRATION RIGHTS AGREEMENT

                            DATED AS OF MAY 11, 1999
                                  BY AND AMONG


                                TRITEL PCS, INC.,

                                     ISSUER,

                                  TRITEL, INC.,
                          TRITEL COMMUNICATIONS, INC.,
                              TRITEL FINANCE, INC.,
                                   Guarantors

                                       AND

                      NATIONSBANC MONTGOMERY SECURITIES LLC
                              BARCLAYS CAPITAL INC.
                            TD SECURITIES (USA) INC.
                            BNY CAPITAL MARKETS, INC.
                             CIBC OPPENHEIMER CORP.
                      CREDIT LYONNAIS SECURITIES (USA) INC.

                  This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of May 11, 1999, by and among Tritel PCS, Inc., a Delaware corporation (the "COMPANY"), Tritel, Inc., a Delaware corporation, Tritel Communications, Inc., a Delaware corporation, and Tritel Finance, Inc., a Delaware corporation (each, a "GUARANTOR" and, collectively, the "GUARANTORS"), and NationsBanc Montgomery Securities LLC, Barclays Capital Inc., TD Securities
(USA) Inc., BNY Capital Markets, Inc., CIBC Oppenheimer Corp. and Credit Lyonnais Securities (USA) Inc. (each, an "INITIAL PURCHASER" and, collectively, the "INITIAL PURCHASERS"), each of whom has agreed to purchase the Company's
12 3/4% Senior Subordinated Discount NOTES due 2009 (the "NOTES") pursuant to the Purchase Agreement (as defined below).

                  This Agreement is made pursuant to the Purchase Agreement, dated May 6, 1999 (the "PURCHASE AGREEMENT"), by and among the Company, the Guarantors and the Initial Purchasers. In order to induce the Initial Purchasers to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them under the Indenture, dated as of May 11, 1999, entered into by and among the Company, the Guarantors and The Bank of New York, as Trustee, relating to the Notes and the Exchange Notes (the "INDENTURE"). The parties hereby agree as follows:

                  Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

                  ACT: The Securities Act of 1933, as amended.

                  AFFILIATE: As defined in Rule 144 of the Act.

                  BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

                  CERTIFICATED SECURITIES: Definitive Notes, as defined in the Indenture.

                  CLOSING DATE: The date hereof.

                  COMMISSION: The Securities and Exchange Commission.

                  CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

                  CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

                  EFFECTIVENESS DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

                  EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

                  EXCHANGE NOTES: The Company's 12 3/4% Senior Subordinated Discount Notes due 2009 to be issued pursuant to the Indenture: (i) in the Exchange Offer or (ii) as contemplated by Section 4 hereof.

                  EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by Holders thereof in connection with such exchange and issuance.

                  EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

                  EXEMPT RESALES: The transactions in which the Initial Purchasers propose to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and pursuant to Regulation S under the Act.

                  FILING DEADLINE: As defined in Sections 3(a) and 4(a) hereof.

                  HOLDERS: As defined in Section 2 hereof.

                  PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended, modified or supplemented by any prospectus supplement and ---------- by all other amendments thereto, including post-effective amendments, and all materials incorporated by reference into such Prospectus.

                  RECOMMENCEMENT DATE: As defined in Section 6(d) hereof.

                  REGISTRATION DEFAULT: As defined in Section 5 hereof.

                  REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an Exchange Offer or (b) the registration for resale of Transfer


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

Restricted Securities pursuant to the Shelf Registration Statement, in each case, (i) that is filed pursuant to the provisions of this Agreement and (ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and materials incorporated by reference therein.

                  REGULATION S: Regulation S promulgated under the Act.

                  RULE 144: Rule 144 promulgated under the Act.

                  SHELF REGISTRATION STATEMENT: As defined in Section 4 hereof.

                  SUSPENSION NOTICE: As defined in Section 6(d) hereof.

                  TIA: The Trust Indenture Act of 1939 as in effect on the date of the Indenture.

                  TRANSFER RESTRICTED SECURITIES: Each (a) Note, until the earliest to occur of (i) the date on which such Note is exchanged in the Exchange Offer for an Exchange Note by a Holder other than a Broker-Dealer, (ii) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes), or (iv) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act or is saleable pursuant to Rule 144(k) under the Act (or similar provisions then in effect) and (b) Exchange Note held by a Broker-Dealer until the date on which such Exchange Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including the delivery of the Prospectus contained therein).

                  Section 2. Holders. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

                  Section 3. Registered Exchange Offer. (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) hereof have been complied with), the Company and the Guarantors shall (i) cause the Exchange Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 60 days after the Closing Date (such 60th day being the "FILING DEADLINE"), (ii) use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective at the earliest possible time, but in no event later than 210 days after the Closing Date (such 210th day being the "EFFECTIVENESS DEADLINE"), (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (ii) resales of Exchange Notes by any Broker-Dealer that tendered into the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section 3(c) hereof.

         (b) The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 Business Days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and Guarantees shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their respective reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective, but in no event later than 30 Business Days thereafter (such 30th day being the "CONSUMMATION DEADLINE"), unless a longer period is required by the federal securities laws.

         (c) The Company shall include a "Plan of Distribution" section in the Prospectus contained in the Exchange Offer Registration Statement and indicate therein that any Broker-Dealer who holds Transfer Restricted Securities that were acquired for the account of such Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the Commission may require in order to permit such sales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement. See the Shearman & Sterling no-action letter (available July 2, 1993).

                  Because any such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange Notes received by such Broker-Dealer in the Exchange Offer, the Company and the Guarantors shall permit the use of the Prospectus contained in the Exchange Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement through the Consummation Deadline and thereafter as provided in the remainder of this paragraph. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by any Broker-Dealer that acquired Exchange Notes as a result of market-making or similar activities such that the Broker-Dealer would be required to deliver a prospectus under the Act upon a subsequent sale or other disposition of the Exchange Notes, the Company and the Guarantors agree to use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(a) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission, as announced from time to time, for a period of one year (as extended due to events specified in Section 6(c)(i) hereof) from the Consummation Deadline or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto. The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to such Broker-Dealers, promptly upon request, and in no event later than one day after the date of such request, at any time during such period.

                  Section 4. Shelf Registration. (a) Shelf Registration. If (i) the Exchange Offer is not permitted by applicable law (after the Company and the Guarantors have complied with the procedures set forth in Section 6(a)(i) hereof) or (ii) if any Holder of Transfer Restricted Securities shall notify the Company in writing prior to the 20th day following the Consummation Deadline that (A) such Holder was prohibited by law or Commission policy from participating in the Exchange Offer, (B) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (C) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall: (x) cause to be filed, on or prior to 30 days after the earlier of (1) the date on which the Company determines that the Exchange Offer Registration Statement need not or cannot be filed as a result of clause (a)(i) above and (2) the date on which the Company receives the notice specified in clause (a)(ii) above, (such earlier date, the "FILING DEADLINE"), a shelf registration statement pursuant to Rule 415 under the Act (which may be an amendment to the Exchange Offer Registration Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer Restricted Securities, and (y) shall use their respective reasonable best efforts to cause such Shelf Registration Statement to become effective on or prior to 90 days after the Filing Deadline for the Shelf Registration Statement (such 90th day being the "EFFECTIVENESS DEADLINE").

                                    If, after the Company and the Guarantors
filed an Exchange Offer Registration Statement that satisfies the requirements of Section 3(a) hereof, the Company and the Guarantors are required to file and make effective a Shelf Registration Statement solely because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) above), then the filing of the Exchange Offer Registration Statement shall be deemed to satisfy the requirements of clause (x) above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (y) above.

                  To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company and the Guarantors shall use their respective reasonable best efforts to keep any Shelf Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and 6(c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission, as announced from time to time, for a period of at least two years (as extended due to events specified in Section 6(c)(i) hereof) following the Closing Date, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto.

                  (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508, as applicable, of Regulation S-K of the Act for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. Each selling Holder agrees to furnish promptly additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

                  Section 5. Liquidated Damages. If (i) any Registration Statement required by this Agreement is not filed with the Commission on or prior to the applicable Filing Deadline, (ii) any such Registration Statement has not been declared effective by the Commission on or prior to the applicable Effectiveness Deadline, (iii) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline, (iv) the Shelf Registration Statement is declared effective but thereafter, pending the announcement of a material corporate transaction, the Company issues a notice that the Shelf Registration Statement is unusable, or such notice is required under applicable securities laws to be issued by the Company, and, during the period specified in Section 4(a) hereof, the aggregate number of days in any consecutive twelve-month period for which all such notices are issued or required to be issued exceeds 45 days, or (v) the Exchange Offer Registration Statement is filed and declared effective but thereafter shall cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Exchange Offer Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses
(i)
through (v), a "REGISTRATION DEFAULT"), then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages in an amount equal to $.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of $.25 per week per $1,000 in principal amount of Transfer Restricted Securities; provided that the Company and the Guarantors shall in no event be required to pay liquidated damages for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) or (v) above, as applicable, the liquidated damages payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii), (iv) or (v), as applicable, shall cease.

                  All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. Notwithstanding the fact that any securities for which liquidated damages are due cease to be Transfer Restricted Securities, all obligations of the Company and the Guarantors to pay accrued liquidated damages with respect to such securities shall survive until such time as such obligations with respect to such securities shall have been satisfied in full.

                  Section 6. Registration Procedures. (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall (x) comply with all applicable provisions of Section 6(c) hereof, (y) use their respective reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by any Broker-Dealer that tendered in the Exchange Offer Notes that such Broker-Dealer acquired for its own account as a result of its market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (z) comply with all of the following provisions:

                                    (i) If, following the date hereof there has
                  been announced a change in Commission policy with respect to exchange offers such as the Exchange Offer, that in

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                  the reasonable opinion of counsel to the Company raises a
                  substantial question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level. In connection with the foregoing, the Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (A) participating in telephonic conferences with the Commission, (B) delivering to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursuing a resolution (which need not be favorable) by the Commission staff.

                                    (ii) As a condition to its participation in
                  the Exchange Offer, each Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an Affiliate of the Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any Person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. As a condition to its participation in the Exchange Offer, each Holder using the Exchange Offer to participate in a distribution of the Exchange Notes shall acknowledge and agree that if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling, dated July 2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K.

                                    (iii) Prior to effectiveness of the Exchange
                  Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988) and Morgan Stanley and Co., Inc. (available June 5, 1991), as interpreted in the Commission's letter to Shearman & Sterling, dated July 2, 1993, and, if applicable, any no-action letter obtained pursuant to clause (i) above, (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer and (C) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (i) above, if applicable.

                                    (b) Shelf Registration Statement. In
                  connection with the Shelf Registration Statement, the Company and the Guarantors shall:

                                    (i) comply with all of the provisions of
                  Section 6(c) hereof and use their respective reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto, the Company and the Guarantors will prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods specified and otherwise in accordance with the provisions hereof, and

                                    (ii) issue, upon the request of any Holder
                  or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement, Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company shall register Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

                                    (c) General Provisions. In connection with
         any Registration Statement and any related Prospectus required by this Agreement, the Company and the Guarantors shall:

                                    (i) use their respective reasonable best
                  efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable. Upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if Commission review is required, use their respective reasonable best efforts to cause such amendment to be declared effective as soon as practicable;

                                    (ii) prepare and file with the Commission
                  such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                                    (iii) advise each Holder promptly and, if
                  requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their respective reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                                    (iv) subject to Section 6(c)(i), if any fact
                  or event contemplated by Section 6(c)(iii)(D) hereof shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                                    (v) furnish to each Holder in connection
                  with such exchange or sale, if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five Business Days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all such documents incorporated by reference) to which such Holders shall reasonably object within five Business Days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

                                    (vi) promptly, prior to the filing of any
                  document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder in connection with such exchange or sale, if any, make the Company's and the Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders may reasonably request;

                                    (vii) make available, at reasonable times,
                  for inspection by each Holder and any attorney or accountant retained by such Holder, all financial and other records, pertinent corporate documents of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness;

                                    (viii) if requested by any Holder in
                  connection with such exchange or sale, promptly include in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                                    (ix) furnish to each Holder in connection
                  with such exchange or sale, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                                    (x) deliver to each Holder, without charge,
                  as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with applicable law, rules, regulations and orders) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                                    (xi) upon the request of any Holder, enter
                  into such agreements (including underwriting agreements) and make such representations and warranties and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall:

                                                      (A) upon the request of
                                    any Holder furnish (or in the case of
                                    paragraphs (2) and (3) below, use its
                                    reasonable best efforts to cause to be
                                    furnished) to each Holder, upon Consummation of the Exchange Offer or upon the effectiveness of the Shelf Registration Statement, as the case may be:

                                                            (1) a certificate,
                                         dated such date, signed on behalf of
                                         the Company and each Guarantor by (x)
                                         the Chairman of the Board, Chief
                                         Executive Officer or President and (y)
                                         the Chief Financial Officer or Chief
                                         Accounting Officer of the Company and
                                         such Guarantor, confirming, as of the
                                         date thereof, the matters set forth in
                                         Section 5(g) of the Purchase Agreement
                                         and such other similar matters as such
                                         Holders may reasonably request;

                                                            (2) an opinion,
                                         dated the date of Consummation of the
                                         Exchange Offer or the date of
                                         effectiveness of the Shelf Registration
                                         Statement, as the case may be, of
                                         counsel for the Company and the
                                         Guarantors covering matters similar to
                                         those set forth in paragraph (c) of
                                         Section 5 of the Purchase Agreement and
                                         Exhibit B thereto and such other matter
                                         as such Holder may reasonably request,
                                         and in any event including a statement
                                         to the effect that such counsel has
                                         participated in conferences with
                                         officers and other representatives of
                                         the Company and the Guarantors,
                                         representatives of the independent
                                         public accountants for the Company and
                                         the Guarantors and have considered the
                                         matters required to be stated therein
                                         and the statements contained therein,
                                         although such counsel has not
                                         independently verified the accuracy,
                                         completeness or fairness of such
                                         statements; and that such counsel
                                         advises that, on the basis of the
                                         foregoing (relying as to materiality to
                                         the extent such counsel deems
                                         appropriate upon the statements of
                                         officers and other representatives of
                                         the Company and the Guarantors) and
                                         without independent check or
                                         verification, no facts came to such
                                         counsel's attention that caused such
                                         counsel to believe that the applicable
                                         Registration Statement, at the time
                                         such Registration Statement or any
                                         post-effective amendment thereto became
                                         effective and, in the case of the
                                         Exchange Offer Registration Statement,
                                         as of the date of Consummation of the
                                         Exchange Offer, contained an untrue
                                         statement of a material fact or omitted
                                         to state a material fact required to be
                                         stated therein or necessary to make the
                                         statements therein not misleading, or
                                         that the Prospectus contained in such
                                         Registration Statement as of its date
                                         and, in the case of the opinion dated
                                         the date of Consummation of the
                                         Exchange Offer, as of the date of
                                         Consummation, contained an untrue
                                         statement of a material fact or omitted
                                         to state a material fact necessary in
                                         order to make the statements therein,
                                         in the light of the circumstances under
                                         which they were made, not misleading.
                                         Without limiting the foregoing, such
                                         counsel may state further that such
                                         counsel assumes no responsibility for,
                                         and has not independently verified, the
                                         accuracy, completeness or fairness of
                                         the financial statements, the notes and
                                         schedules thereto and other financial
                                         data and statistical data included in
                                         any Registration Statement contemplated
                                         by this Agreement or the related
                                         Prospectus; and

                                                            (3) a customary
                                         comfort letter, dated the date of
                                         Consummation of the Exchange Offer, or
                                         as of the date of effectiveness of the
                                         Shelf Registration Statement, as the
                                         case may be, from the Company's
                                         independent accountants, in the
                                         customary form and covering matters of
                                         the type customarily covered in comfort
                                         letters to underwriters in
                                         connection with underwritten public
                                         offerings, and covering the matters set
                                         forth in the comfort letters delivered
                                         pursuant to
                                         Section 5(a) of the Purchase Agreement;
                                         and

                                                      (B) deliver such other
                                    documents and certificates as may be
                                    reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (xi);

                                    (xii) prior to any public offering of
                  Transfer Restricted Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the applicable Registration Statement; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                                    (xiii) in connection with any sale of
                  Transfer Restricted Securities that will result in such securities no longer being Transfer Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register such Transfer Restricted Securities in such denominations and such names as the selling Holders may request at least two Business Days prior to any sale of such Transfer Restricted Securities;

                                    (xiv) use their respective reasonable best
                  efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                                    (xv) provide a CUSIP number for all Transfer
                  Restricted Securities not later than the effective date of a Registration Statement covering such Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                                    (xvi) otherwise use their respective
                  reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) covering a twelve-month period beginning after the effective date of the Registration Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);

                                    (xvii) cause the Indenture to be qualified
                  under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA and execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                                    (xviii) following the Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, whether or not required by the Commission, file a copy of all of the following information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request:
                  (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and (B) all current reports that would be required to file such reports.

                                    (xix) the Company and the Guarantors will be
                  deemed not to have used their reasonable best efforts to cause the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, to become, or to remain, effective during the requisite period if the Company or any of the Guarantors takes any action that would, or omits to take any action which omission would, result in any such Registration Statement not being declared effective or in the Holders of Transfer Restricted Securities covered thereby not being able to exchange or offer and sell such Transfer Restricted Securities during that period as and to the extent contemplated hereby, unless (A) such action is required by applicable law or (B) such action is taken by the Company and the Guarantors in good faith and for valid business reasons (but not including avoidance of the Company's or the Guarantors', as applicable, obligations hereunder), including a material corporate transaction, as long as the Company and the Guarantors promptly comply with the requirements of
                  Section 6(c)(iv) hereof, if applicable.

                  (d) Restrictions on Holders. Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) hereof or any notice from the Company of the existence of any fact or the happening of any event of the kind described in Section 6(c)(iii)(D) hereof or, in the case of the Shelf Registration, the Company shall issue a notice pending the announcement of a material corporate transaction that the Shelf Registration Statement is unusable (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until
(i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the Recommencement Date.

                  Section 7. Registration Expenses. (a) All expenses incident to the Company's and the Guarantors' performance of or compliance with this Agreement will be borne, jointly and severally, by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses;
(ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors, as well as the Holders of Transfer Restricted Securities (which counsel for the Holders shall be chosen by the Holders of a majority of the outstanding Transfer Restricted Securities); (v) all application and filing fees in connection with listing the Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance); (vii) all rating agency fees, if any; and (viii) all fees and expenses relating to the qualification of the Indenture under the applicable securities laws.

                  The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

                  (b) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company and the Guarantors will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities who are tendering Notes into the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Shearman & Sterling, unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

                  Section 8. Indemnification. (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless the Initial Purchasers, each Holder and each Person, if any, who controls such Initial Purchasers or Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), including, with respect to such Initial Purchasers or Holder or controlling person, their respective directors, agents, officers and employees, from and against: (i) any and all loss, liability, claim, damage, expense and action whatsoever, joint or several, as incurred, to which such Holder, Initial Purchasers or controlling person or any such director, agent, officer or employee may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) any and all loss, liability, claim, damage, expense or action whatsoever, joint or several, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Company and/or any Guarantor; (iii) in whole or in part upon any failure of the Company or any Guarantor to perform its obligations hereunder or under law; (iv) any act or failure to act or any alleged act or failure to act by any such Holder, Initial Purchaser or controlling person, or their respective directors, agents, officers and employees, in connection with, or relating in any manner to, the exchange or sale of Transfer Restricted Securities contemplated hereby, and which is included as part of or referred to in any and all losses, claims, damages, liabilities, expenses or actions arising out of or based upon any matter covered by clause (i) or (ii) above, provided that neither the Company nor any Guarantor shall be liable under this Section 8(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Holder, underwriter or controlling person, or their respective directors, agents, officers and employees, through its gross negligence or willful misconduct; or (v) any and all expenses whatsoever, joint or severeal, as incurred (including the fees and disbursements of counsel chosen by any indemnified party, subject to the limitations in Section 8(c) below), reasonably incurred in investigating, preparing or defending against any litigation or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraphs (i) through (iv) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage, expense or action to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Guarantors by the Initial Purchasers or such Holder expressly for use in a Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto); and provided, further, that the Company and the Guarantors shall not be liable to the Initial Purchasers or any Holder, or their respective directors, agents, officers, employees or any person controlling such Initial Purchasers or Holder, with respect to any such untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary Prospectus to the extent that the Company and the Guarantors shall sustain the burden of proving that any such loss, liability, claim, damage, expense or action resulted from the fact that the Initial Purchaser or any Holder sold the Notes to a person to whom such Initial Purchaser or Holder failed to send or give, at or prior to the written confirmation of the sale of such Notes, a copy of the final Prospectus (as amended or supplemented) if the Company and the Guarantors have previously furnished copies thereof to the Initial Purchasers and the Holders (sufficiently in advance of the Closing Date to allow for distribution of the final Prospectus in a timely manner) and complied with their obligations under Sections 3(c) hereof and 3(b) of the Purchase Agreement and the loss, liability, claim, damage, expense or action of the Initial Purchasers or any Holder resulted from an untrue statement or omission or alleged untrue statement or omission of a material fact contained in or omitted from such preliminary Prospectus (as amended or supplemented) which was corrected in the final Prospectus (as amended or supplemented). The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or any Guarantor may otherwise have. In the event of an underwritten offering, as contemplated by Section 6 herein, the Company and the Guarantors will also indemnify the underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their officers, directors, agents and employees to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Registration Statement.

                  (b) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors, agents, officers and employees, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in clause (a) above, but only with reference to information relating to such Holder furnished in writing to the Company by such Holder expressly for use in any Registration Statement. In no event shall any Holder, its directors, agents, officers, employees or any Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages that such Holder, its directors, agents, officers, employees or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

                  (c) Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this
Section 8 or to the extent it is not prejudiced as a proximate result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and otherwise to participate in the defense of such action on behalf of such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party's election so to assume the defense of such action and approval by the indemnified party's counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party (the Company and/or any Guarantor in the case of Section 8(a) hereof and a majority of the Holders in the case of Section 8(b) hereof), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

                  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability, expense or action by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this
Section 8(c), the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnified party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                  (d) If the indemnification provided for in this Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities, expenses or actions referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities, expenses or actions referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on the one hand, and the Holders, on the other hand, from their sale of Transfer Restricted Securities or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and the Holders, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Guarantors, on the one hand, or the Holders, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, expenses or actions referred to above shall be deemed to include, subject to the limitations set forth in
Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                  The Company, the Guarantors and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities, expenses or actions referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities, expenses or actions. Notwithstanding the provisions of this Section 8, no Holder, or its directors, agents, officers, employees or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this
Section 8(d) are several, in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder, and not joint.

                  Section 9. Reports and Rule 144A. The Company and each Guarantor agree with each Holder, for so long as any Transfer Restricted Securities remain outstanding (i) whether or not required by the Commission, the Company shall furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations, (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants, and (B) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports and (ii) to make available, upon the request of any Holder, to such Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

                  Section 10. Miscellaneous. (a) Remedies. The Company and the Guarantors acknowledge and agree that any failure by the Company and/or the Guarantors to comply with their respective obligations under Sections 3 and 4 hereof may result in material irreparable injury to the Initial Purchasers or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchasers or any Holder may obtain such relief as may be required to specifically enforce the Company's and the Guarantors' obligations under Sections 3 and 4 hereof. The Company and the Guarantors further agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. Neither the Company nor any Guarantor will, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. Neither the Company nor any Guarantor has previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors' securities under any agreement in effect on the date hereof.

                  (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of
Section 5 hereof and this Section 10(c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities (excluding Transfer Restricted Securities held by the Company or its Affiliates). Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

                  (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect its rights or the rights of the Holders hereunder.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

                  (1) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                  (2) if to the Company or the Guarantors:

                      Tritel PCS, Inc.
                      1080 River Oaks Drive
                      Suite B-100
                      Jackson, MS  39208
                      Telecopier No.:  (601) 936-6045
                      Attention:  James H. Neeld, IV

                      With a copy to:

                      Brown & Wood LLP
                      One World Trade Center
                      New York, NY  10048
                      Telecopier No.:  (212) 839-5599
                      Attention:  Michael A. King, Esq.

                  All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such Person shall be entitled to receive the benefits hereof.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

                  (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                 TRITEL PCS, INC.


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 TRITEL, INC.


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 TRITEL COMMUNICATIONS, INC.

                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:



                                 TRITEL FINANCE, INC.


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:

                                 NATIONSBANC MONTGOMERY
                                 SECURITIES LLC


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 BARCLAYS CAPITAL INC.


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:


                                 TD SECURITIES (USA) INC.


                                 By:
                                    -------------------------------------------
                                    Name:
                                    Title:




BNY CAPITAL MARKETS, INC.

By:
   ----------------------------
   Name:
   Title:

CIBC WORLD MARKETS CORP.,
FORMERLY CIBC OPPENHEIMER CORP.


By:
   -------------------------------------------
   Name:
   Title:


CREDIT LYONNAIS SECURITIES (USA) INC.


By:
   -------------------------------------------
   Name:
   Title: